 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2017

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2017, the Company held its annual meeting of shareholders. At the annual meeting, five  matters were submitted to a vote of shareholders: (1) the election of four  nominees to the Board of Directors of the Company for terms expiring in 2020; (2) a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock;  (3) a proposal to approve an amendment and restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan; (4) an advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; and (5) the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

Proposal 1 - Election of four Class "A" Directors

Nominee	FOR	WITHHOLD
Gerard F. Griesser	2,656,382	24,589
William J. Hieb	2,655,261	25,710
Charles A. Murray	2,655,283	25,688
James H. Thornton	2,541,606	139,365

Proposal 2 – An amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common and preferred stock

FOR	AGAINST	ABSTAIN
2,023,544	640,567	16,859

Proposal 3 – A proposal to approve an amendment and restatement of the Company's 2004 Incentive Equity and Deferred Compensation Plan that will, among other things, increase the shares available under the plan
FOR	AGAINST	ABSTAIN
1,973,070	639,420	68,480

Proposal 4– An advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation
FOR	AGAINST	ABSTAIN
2,463,991	183,255	33,724

Proposal 5 - Ratification of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2017

FOR	AGAINST	ABSTAIN
3,391,904	19,067	3,645

Item 9. 01. Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

April 27, 2017	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President